UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2018

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377

(Address of principal executive offices) (zip code)

(248) 946-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of 2018 Annual Incentive Compensation Plan

On February 27, 2018, the Governance and Human Resources Committee of ITC Holdings Corp. (the “Company”) approved the 2018 annual incentive plan for the Company’s executives, including the “Named Executive Officers” from the most recent Annual Report on Form 10-K. Awards made in accordance with this plan are treated as incentive awards under the Company’s 2017 Omnibus Plan.  Goals and payout weighting under the 2018 annual incentive plan are as follows:

Category	Goal	Weight
Safety & Compliance 20% Maximum Potential Payout	2 or fewer lost work day cases for injuries to Company employees and specified contractor employees	5%
	9 or fewer recordable incidents for injuries to Company employees and specified contractor employees	5%
	Implementation of Cyber Security — 5% and Physical Security Objectives — 5%	10%

System Performance 60% Maximum Potential Payout	ITCTransmission: 13 or fewer forced, sustained line outages, excluding certain catastrophic weather events	5%
	METC: 25 or fewer forced, sustained line outages, excluding certain catastrophic weather events	5%
	ITC Midwest: 68 or fewer forced, sustained line outages, excluding certain catastrophic weather events, no more than 57 at the 69 kV level	5%
	ITCTransmission: Complete the 15 high priority 2018 field operation and maintenance initiatives	5%
	METC: Complete the 13 high priority 2018 field operation and maintenance initiatives	5%
	ITC Midwest: Complete the 10 high priority 2018 field operation and maintenance initiatives	5%
	ITCTransmission, METC, ITC Midwest, and ITC Great Plains: Complete $665 million of the 2018 Capital Expenditure budget for approved projects to achieve 30%; complete $630 million to achieve 15%	15%-30%

Financial 20% Maximum Potential Payout	ITCTransmission, METC, ITC Midwest, and ITC Great Plains: Non-field operation and maintenance expense and general and administrative expense at or under budget of $161 million	10%
	ITCTransmission, METC, ITC Midwest, and ITC Great Plains: Combined adjusted net income at or above $433 million to achieve 10%; at or above $411 million to achieve 5%	5%-10%

	Total	100%

Our 2018 annual incentive plan also includes a bonus multiplier under which annual incentive bonus awards may be increased by as much as 100% to the extent specified targets related to our Capital Investment Plan, Capital Investment — Five year Business Plan, Consolidated Net Income and Development Projects. Each target counts for 25% of the bonus multiplier.

Item 5.07  Submission of Matter to a Vote of Security Holders.

On February 27, 2018, the shareholder of the Company pursuant to action by unanimous written consent of the sole shareholder elected the following directors to the Company’s Board of Directors: Linda H. Apsey, Robert A. Elliott, Albert Ernst, Rhys D. Evenden, James P. Laurito, Barry V. Perry, Sandra E. Pierce, Kevin L. Prust, A. Douglas Rothwell, Thomas G. Stephens and Joseph L. Welch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 5, 2018

ITC HOLDINGS CORP.

By:	/s/ Christine Mason Soneral
Christine Mason Soneral
Its:	Senior Vice President and General Counsel